UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2014

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th St.,

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Gordmans Stores, Inc. (the “Company”) was held on May 28, 2014. All matters submitted to a vote of the Company’s stockholders, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2014, were approved. The number of shares of common stock entitled to vote at the annual meeting was 19,401,394, representing the number of shares of common stock outstanding as of April 4, 2014, the record date for the annual meeting.

The results for each matter voted on at the annual meeting were as follows:

1. Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stewart M. Kasen	16,328,070	259,956	1,378,973
James A. Shea	16,328,705	259,321	1,378,973

Each of the nominees was elected for a term of three years.

2. Ratification of the Audit Committee’s appointment of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2014 ending January 31, 2015:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,832,442	131,556	3,001	0

The appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2015 was ratified.

3. Proposal to amend the 2010 Omnibus Incentive Compensation Plan to increase the number of shares of common stock authorized for issuance.

Votes For	Votes Against	Abstain	Broker Non-Votes
10,575,308	6,010,632	2,086	1,378,973

The proposal to amend the 2010 Omnibus Incentive Compensation Plan to increase the number of shares of our common stock authorized for issuance was approved.

4. An advisory vote on executive compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
16,326,228	153,564	108,234	1,378,973

The compensation of the Company’s named executive officers as disclosed in the proxy statement under “Executive Compensation” was approved on an advisory basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: May 29, 2014	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary